                                                                    Exhibit 10.1

                                 FIRST AMENDMENT
                                 ---------------
                                       TO
                                       --
                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                    -----------------------------------------

         THIS FIRST AMENDMENT is made and entered into as of this 18th day of December, 1996, by and between First Federal Lincoln Bank, formerly known as First Federal Savings and Loan Association of Lincoln, a United States corporation, with its principal office in Lincoln, Nebraska ("Association"), and Gilbert G. Lundstrom ("Executive").

                                    RECITALS
                                    --------

         A. The Association and Executive entered into an Employment Agreement dated October 27, 1993, which was amended by an Amended and Restated Employment Agreement dated February 23,1995 (the "Agreement").

         B. The parties desire to further amend the Agreement as provided herein.

         C. Paragraph 15 of the Agreement permits written amendments if signed by the parties or their respective assigns.

         NOW, THEREFORE, the Association and Executive agree that effective January 1, 1997, said Agreement shall be and is hereby agreed to be amended, as follows:

         1. Paragraph 1 is amended to add after the word "percentile" in the sixth line the following: "(the top of the third quartile)" so as to read, as amended, that the "Salary shall be at least equivalent to the 75th percentile (the top of the third quartile) of the. . ."

         2. Paragraph 1 is further amended to add the following at the end of the first paragraph. as follows:

                  In the event profits of the Association are insufficient in any one year and causes a majority of the Board of Directors to determine that an increase in the annual salary for the next calendar year, as required by this paragraph, would be unsound, such a determination, in writing, shall be submitted to the Executive. The Executive agrees to carefully evaluate such a written determination, provided, however, if the Executive agrees to voluntarily forego or waive any or all of the increase of salary as provided herein for the next year, such a waiver shall be without prejudice and shall not be construed to constitute a waiver of the Executive's right to insist upon full compliance with all the terms of the Agreement in subsequent years.

         3. Except as specifically amended herein, all other terms and conditions of said Agreement remain unchanged and are in all other respects hereby ratified and confirmed.

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment, in duplicate, as of the day and year first above written.

                                                      FIRST FEDERAL LINCOLN BANK




                                                       By: /s/ L. F. Roschewski
                                                          ---------------------
                                                          L. F. Roschewski
                                                          Chairman of the Board
ATTEST:


/s/ Judith A. Klinkman
----------------------
Assistant Secretary

                                           /s/ Gilbert G. Lundstrom
                                           -------------------------------------
                                           Gilbert G. Lundstrom
                                           President and Chief Executive Officer

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                    -----------------------------------------

         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this 23/rd/ day of February, 1995, by and between FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF LINCOLN, a United States corporation, with its principal office in Lincoln, Nebraska ("Association"), and GILBERT G. LUNDSTROM, whose residence address is 7441 North Hampton Road, Lincoln, Nebraska 68506 ("Executive").

                                    RECITALS
                                    --------

         A. The Association and the Executive entered into an Employment Agreement dated as of October 27, 1993 (the "1993 Agreement").

         B. The Board of Directors of the Association (the "Board of Directors") believes that it is in the best interests of the Association to amend the 1993 Agreement in order to comply with certain regulations promulgated by the Department of Treasury, Office of Thrift Supervision.

         C. The Association desires to continue to employ the Executive, and the Executive desires to continue his employment with the Association, on the terms and conditions set forth below.

         D. The Board of Directors has approved and authorized the execution of this Agreement with the Executive to take effect as stated in Section 4 hereof.

         NOW, THEREFORE, In consideration of the premises and of the mutual promises herein contained, the parties agree as follows:

         1. Employment. The Executive is hereby employed as the President and
            ----------
Chief Operating Officer of the Association and shall be accountable to the Chief Executive Officer and Board of Directors, and, subject to the authority and direction of the Chief Executive Officer and Board of Directors, shall have the duties and responsibilities customary to the office, including those specifically set out below. As President and Chief Operating Officer, the Employee shall render management services to the Association and its subsidiaries of the type customarily performed by persons situated in a similar management position. These services shall include, but not be limited to:

            (a)      conducting day-to-day management of the Association;

            (b) hiring, making job assignments, and discharging of the Association's employees;

            (c) recommending to the Association's Board of Directors policies for pricing deposits of the Association and then implementing such pricing policies as the Association's Board of Directors approves;

                  (d) recommending loan policies to the Association's Board of Directors concerning compliance with all of the normal and necessary operating needs of an insured savings and loan association;

                  (e) providing advice to the Association's Board of Directors concerning compliance with all of the normal and necessary operating needs of an insured savings and loan association;

                  (f) performing such other duties and making such other recommendations to the Association's Board of Directors as the Association's Board of Directors or Chairman of the Board may request; provided, that such duties are consistent with his present duties and with the Executive's position as a senior executive officer in charge of the general management of the Association.

         The Executive will be elected as a member of the Board of Directors. If at any time during the term of employment the Executive shall fail to be reelected to the Board or the Board shall fail to reelect the Executive to the office of President or shall remove him from such office, the Executive shall have "Good Reason" (as further defined in Paragraph 6(d)) to terminate his services hereunder and the Executive shall have no further obligation under this Agreement. Executive hereby accepts the employment described herein and agrees to perform such duties as are commensurate with the position and to abide by the terms and conditions of this Agreement.

         2. Compensation.
            ------------

                  (a) Base Salary. The Executive received an annual base salary
                      -----------
("Base Salary") at the rate of $189,000 for the initial year after the Commencement Date (as defined in Section 4 hereof) and thereafter the Base Salary shall be reviewed and adjusted by the Board of Directors at least annually. The annual minimum Base Salary shall be at least equivalent to the 75th percentile of the salary grade to which the Executive's position is assigned in accordance with the recommendations of Mercer. Mercer's recommendations concerning changes in the salary grade structure will be consistent with its past practices and in accordance with sound compensation planning. Mercer's recommendations will be based on compensation data developed from its financial industry peer group data base ("Data Base") then in effect and other relevant sources of statistical information pertaining to compensation practices for positions comparable to the Executive's. The Association agrees to continue to employ Mercer or some other mutually acceptable consulting firm which can provide comparable compensation data for the entire term of this Agreement, including any extension thereof.

         Any increase in Base Salary or other compensation shall in no way limit or reduce any other obligation of the Association hereunder and, once established at an increased specified rate, the Executive's Base Salary hereunder shall not thereafter be reduced. The Executive's salary shall be payable not less frequently than monthly and not later than the tenth day following the expiration of the month in question.

                  (b) Discretionary Bonuses. The Executive shall be entitled to
                      ---------------------
participate in an equitable manner with all other executive officers of the Association in discretionary bonuses as authorized and declared by the Board of Directors of the Association to its executive employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Executive's right to participate in such bonuses when and as declared by the Board of Directors.

                  (c) Expenses. During the term of employment hereunder, the
                      --------
Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred (in accordance with policies and procedures at least as favorable to the Executive as those presently applicable to the senior executive officers of the Association) in performing services hereunder, provided that the Executive properly accounts therefor in accordance with Association policy.

                  (d) Supplemental Benefit. In addition, Executive shall
                      ---------------------
receive certain deferred compensation and insurance benefits pursuant to the terms of a Supplemental Retirement Plan and Split Dollar Agreement, copies of which are attached hereto as Exhibits "A" and "B".

         3. Benefits.
            --------

                  (a) Participation in Retirement and Executive Benefit Plans.
                      -------------------------------------------------------
The Executive shall be entitled while employed hereunder to participate in, and receive benefits under, all plans relating to stock options, stock purchases, pension, thrift, profit-sharing, group life insurance, medical coverage, education, cash or stock bonuses, and other retirement or employee benefits or combinations thereof, that are now or hereafter maintained for the benefit of the Association's executive employees or for its employees generally.

                  (b) Fringe Benefits. The Executive shall be eligible while
                      ---------------
employed hereunder to participate in, and receive benefits under, any other fringe benefits which are or may become applicable to the Association's executive employees or to its employees generally. Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the Base Salary or other compensation to the Executive hereunder.

         4.       Term. The term of employment under this Agreement shall be for
                  ----
an initial period of three years commencing on January 1, 1994 (the "Commencement Date"). Beginning on the first anniversary of the Commencement Date, and on each anniversary thereafter, the term of employment under this Agreement shall be extended for a period of one year in addition to the then-remaining term of employment under this Agreement, it being the intent of the parties hereto that the Executive be assured of a continuous three (3) year term of employment, unless either the Board of Directors or the Executive gives contrary written notice to the other not less than 90 days in advance of the date on which the term of employment under this Agreement would otherwise be extended; provided, however, that the term of employment under this Agreement shall expire not later than the Executive's attainment of age 65 (or, at the election of the Executive, the first January 1 after the Executive's attainment of age 65). The Board of Directors of the Association shall, at the regularly scheduled Board of Directors meeting immediately prior to the beginning of the 90-day notice period referred to above, explicitly review this Agreement and the Executive's performance hereunder and take specific action with respect to the extension of this Agreement pursuant to the terms hereof. Reference herein to the term of employment under this Agreement shall refer to both such initial term and such extended terms.

         5.       Vacations. The Executive shall be entitled, without loss of
                  ---------
pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time, as follows:

                  (a) The Executive shall be entitled to an annual vacation in accordance with the most favorable plans, policies, programs or practices of the Association and its affiliated companies as in effect generally at any time with respect to other senior executives of the Association but in no event less than three weeks per year, one week of which may be carried over one (1) year.

                  (b) The timing of vacations shall be scheduled in a reasonable manner by the Executive. The Executive shall not be entitled to receive any additional compensation on account of any failure to take a vacation; nor shall more than one (1) week of unused vacation time be allowed to accumulate for more than one calendar year.

         6.  Termination.
             -----------

                  (a)      Death. The Executive's employment hereunder shall
                           -----
terminate upon his death.

                  (b)      Action by Board of Directors. The Association's Board
                           ----------------------------
of Directors may terminate Executive's employment at any time, but any termination by the Board of Directors, other than termination for Cause, shall not prejudice the Executive's right to compensation or other benefits under this Agreement. The Executive shall have no right to receive compensation or other benefits, excepting only Vested Benefits described in Section 9(a) hereof, for any period after termination for Cause. For the purposes of this Agreement, "Cause" shall mean (i) the wilful failure by the Executive to perform his duties hereunder, other than any such failure resulting from the Executive's incapacity due to physical or mental illness; (ii) the commission by the Executive of an act involving moral turpitude in the course of his employment with the Association; (iii) any act of personal dishonesty by the Executive; (iv) incompetence; (v) willful misconduct; (vi) breach of fiduciary duty involving personal profit; (vii) willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or
(viii) any material breach of the provisions of this contract. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "wilful" unless the Association's Board of Directors shall determine in good faith, based upon all available facts, that such was done, or omitted to be done, by the Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Association.

                  (c)      Termination by Regulatory Action.
                           --------------------------------

                           (i)      If the Executive is suspended from office
and/or temporarily prohibited from participating in the conduct of the Association by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act, (12 U.S.C. ss.1818(e)(3), (g)(l))("FDIA"), the Association's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Association may in its discretion (A) pay the Executive all or part of the compensation withheld while its obligations under this Agreement were suspended and (B) reinstate in whole or in part any of the obligations which were suspended.

                           (ii)     If the Executive is removed from office
and/or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA, (12 U.S.C. (S)1818(e)(4), (g)(1)), all obligations of the Association under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties hereto shall not be affected.

                           (iii)    If the Association becomes in default (as
defined in Section 3(x)(1) of the FDIA, 12 U.S.C. (S)1813(x)(1)), all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the parties hereto.

                           (iv)     All obligations under this Agreement shall
be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Association: (i) by the Director of the Office of Thrift Supervision (the "Director") or his or her designee, at the time the Federal Deposit Insurance Corporation or Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in 13(c) of the Federal Deposit Insurance Act; or (ii) by the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Association or when the Association is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any such action.

                  (d)      Termination by the Executive. The Executive may
                           ----------------------------
terminate his employment hereunder (i) for Good Reason, or (ii) if his health should become impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life but any vested rights of the parties hereto shall not be affected by such action. For purposes of this Agreement, "Good Reason" shall mean (A) a change in control of the Association (as defined below) having occurred not more than 12 months prior to delivery of notice of termination, (B) any assignment to the Executive of any duties significantly different than those contemplated by Section 1 hereof, (C) any limitation of the powers of the Executive in any respect not contemplated by, Section 1 hereof, (D) any removal of the Executive from or any failure to reelect the Executive to any of the positions indicated in section 1 hereof, except in connection with termination of the Executive's employment for Cause,
(E) a reduction in the Executive's Base Salary, or a material reduction in the Executive's fringe benefits (including termination by the Association of the Split Dollar Agreement) or any other material failure by the Association to comply with Section 2 hereof.

                  (e)      Notice. Any termination by the Association pursuant
                           ------
to Subsections (b) or (c) above or by the Executive pursuant to Subsection (d) above shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this

Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

                  (f) Date of Termination. "Date of Termination" shall mean (i)
                      -------------------
if the Executive's employment is terminated by his death, the date of his death, or (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination.

         7.       Disability.
                  ----------

                  (a) If, as a result of the Executive's Disability, the Executive shall have been absent from his duties hereunder on a full-time basis for six consecutive months, and within 30 days after the Association notifies the Executive in writing that it intends to replace him, the Executive shall not have returned to the performance of his duties hereunder on a full-time basis, the Association may replace the Executive without breaching this Agreement. Such disability will not act to terminate the Executive's employment under this Agreement. For purposes of this Agreement, "Disability" shall be deemed to have occurred after the Executive shall have become so disabled by bodily or mental injury or disease as to be prevented thereby from engaging in substantially all the duties performed by the Executive at the time of the Disability began, as determined and certified to the Association and the Executive by a physician selected by the Chief Medical Officer at the University of Nebraska Medical Center at Omaha Nebraska. For purposes of this Agreement, the Executive shall be deemed to have been absent from his duties hereunder on a full-time basis for six consecutive months if he has not, within any six-month period, attended to his duties on a full-time basis for 15 consecutive business days within such six-month period. Prior to replacement of the Executive pursuant to this section, and during any period of physical disability or mental illness, the Association may, without breaching this Agreement, appoint another person or persons to act as interim President and interim Chief Operating Officer pending the Executive's return to his duties on a full-time basis hereunder or his termination as a result of such disability.

                  (b) If disabled within the meaning of this paragraph, the Association shall maintain in full force and effect, for the continued benefit of the Executive for the full term of this Agreement, including any extension thereof, all employee benefit plans and programs in which the Executive was entitled to participate immediately prior to the replacement date provided that the Executive's continued participation is possible under the general terms and provisions of such plans and programs. In the event the Executive's participation in any such plan or program is barred as a result of such disability, the Executive shall be entitled to receive an amount equal to the annual contributions, payments, credits or allocations which would have been made by the Association, to his account or on his behalf under such plans and programs from which his continued participation is barred.

                  (c) During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical disability or mental illness, the Executive shall continue to receive his full Base Salary and Bonuses until the Executive is replaced in accordance with Section 7(a) hereof, or until the Executive terminates his employment pursuant to Section 6(d)(ii) hereof, whichever first occurs. After the Executive is replaced, he shall be paid such Disability payments as are provided in the Supplemental Retirement Plan Agreement.

         8.       Beneficiary. If Executive dies before receiving all the
                  -----------
payments to which he is entitled, the remainder thereof shall be paid to such person ("Beneficiary") as may be designated by an instrument in writing, and in a form acceptable to the Board, executed by the Executive and delivered to the Board in care of the Secretary of the Association during the Executive's lifetime, which designation may be changed from time to time by similar action. If no such designation is delivered to the Board, or if no such designated Beneficiary is then living, then the remaining distributions shall be paid to the surviving spouse of the Executive, or in the event there is no such surviving spouse, to the estate of the Executive.

         9.       Termination Benefits.
                  --------------------

                  (a) General. If the Executive's employment is terminated by
                      -------
the Association or by the Executive for any reason, the Executive shall be entitled to all Vested Benefits. For purposes of this Agreement, the Executive's "Vested Benefits" shall include the following amounts, payable as described herein: (i) all base salary for the time period ending on the Termination Date;
(ii) reimbursement for any and all monies advanced in connection with the Executive's employment for reasonable and necessary expenses incurred by the Executive on behalf of the Association for the time period ending on the Termination Date; (iii) any and all other cash earned through the Termination Date and deferred at the election of the Executive or pursuant to any deferred compensation plan then in effect; (iv) a lump sum payment of the ratable bonus or ratable incentive compensation otherwise payable to the Executive with respect to the year in which termination occurs to the extent provided by all bonus or incentive compensation plans in which the Executive is a participant; and (v) all other payments and benefits to which the Executive (or in the event of the Executive's death, the Executive's surviving spouse or other beneficiary) may be entitled as compensatory fringe benefits or under the terms of any benefit plan of the Association, including the Supplemental Retirement Plan, Split Dollar Plan Agreement, and any severance payments under the Company's severance policies and practices in the form most favorable to the Executive which were in effect on the Termination Date (in the event that any compensatory fringe benefits, severance policies or other benefits were reduced or eliminated by the association during the 180-day period prior to the Termination Date the Executive will also be entitled to payment of benefits under such plans as they existed prior to termination or reduction to the extent such plans are reinstated in whole or in part during the period ending 180 days after the Termination Date). Payment of Accrued Benefits shall be made promptly in accordance with the Association's prevailing practice with respect to Subsections (i) and (ii) or, with respect to Subsections (iii), (iv) and (v), pursuant to the terms of the benefit plan or practice establishing such benefits.

                  (b) Termination by Association. If the Executive's employment
                      --------------------------
is terminated by the Association (other than for Cause pursuant to Section 6(b) or by regulatory action pursuant to Section 6(c)) the Executive shall be entitled to the benefits provided below:

                      (i) The Association shall pay the Executive his salary and bonus in accordance with Section 2 and provide him with all benefits, including health insurance, in accordance with Section 3 for the remaining term of employment under this Agreement; plus

                           (ii)     The Association shall pay to the Executive
in a lump sum in cash within 25 business days after the Date of Termination (as hereinbefore defined) of employment an amount equal to the Executive's "base amount" of compensation, as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended ("Code") times the number of years or fractional portion thereof remaining in the term of this Agreement as of the Termination Date; plus

                           (iii)    The Association shall cause any split dollar
life insurance policy on the life of the Executive to be funded to point of "N pay" (as defined in the Supplemental Retirement Plan Agreement) and cause the ownership of the policy to be transferred to the Executive.

                  (c)      Termination by Executive. If the Executive shall
                           ------------------------
terminate his employment for Good Reason or otherwise pursuant to Section 6(d) hereof, the Executive shall be entitled to receive the compensation described in
Section 9(b) on the same basis as is set forth in Section 9(b).

                  (d)      Definitions. For purposes of sections 9 and 13 of
                           -----------
this Agreement, "Date of Termination" means the earlier of (i) the date upon which the Association gives notice to the Executive of the termination of his employment with the Association or (ii) the date upon which the Executive ceases to serve as an Executive of the Association, and "Change in Control" is defined solely as any acquisition of control (other than pursuant to the Conversion or by a trustee or other fiduciary holding securities under an employee benefit plan of the Holding Company or a subsidiary of the Holding Company), as defined in 12 C.F.R. 574.4, or any successor regulation, of the Association or Holding Company which would require the filing of an application for acquisition of control or notice of change in control in a manner as set forth in 12 C.F.R. 574.3, or any successor regulation.

                  (e)      Limitation.
                           ----------

                           (i)      Any payments made to the Executive pursuant
to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. (S)1828(k) and any regulations promulgated thereunder.


                           (ii)     Notwithstanding any other provision of this
Agreement, if any portion of the termination benefits or any other payment under this Agreement, or under any other agreement with or plan of the Association (in the aggregate "Total Payments"), would constitute an "excess parachute payment," then the Total Payments to be made to the Executive shall be reduced such that the value of the aggregate Total Payments that the Executive is entitled to receive shall be One Dollar ($1) less than the maximum amount which the Executive may receive without becoming subject to the tax imposed by Section 4999 of the Code (or any successor provision) or which the Association may pay without loss of deduction under Section 280G(a) of the Code (or any successor provision). For purposes of this Agreement, the terms "excess parachute payment" and "parachute payments" shall have the meanings assigned to them in Section 280G of the Code (or any successor provision), and such "parachute payments" shall be valued as provided therein. Present value for purposes of this Agreement shall be calculated in accordance with Section 1274(b)(2) of the Code (or any successor provision). Within sixty days following delivery of the Notice of Termination or notice by the Association to the Executive of its belief that there is a payment or benefit due the

Executive which will result in an excess parachute payment as defined in Section 280G of the Code (or any successor provision), the Executive and the Association, at the Association's expense, shall obtain the opinion (which need not be unqualified) of nationally recognized tax counsel selected by the Association's independent auditors and acceptable to the Executive in his sole discretion, which sets forth (A) the amount of the Base Period Income, (B) the amount and present value of Total Payments and (C) the amount and present value of any excess parachute payments without regard to the limitations of this Subsection 9(e). As used in this Subsection 9(e), the term "Base Period Income" means an amount equal to the Executive's "annualized includible compensation for the base period" as defined in Section 280G(d)(l) of the Code (or any successor provision). For purposes of such opinion, the value of any noncash benefits or any deferred payment or benefit shall be determined by the Association's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code (or any successor provisions), which determination shall be evidenced in a certificate of such auditors addressed to the Association and the Executive. Such opinion shall be dated as of the Termination Date and addressed to the Association and the Executive and shall be binding upon the Association and the Executive. If such opinion determines that there would be an excess parachute payment, the Termination Payment hereunder or any other payment determined by such counsel to be includible in Total Payments shall be reduced or eliminated as specified by the Executive in writing delivered to the Association within thirty days of his receipt of such opinion or, if the Executive fails to so notify the Association, then as the Association shall reasonably determine, so that under the bases of calculations set forth in such opinion there will be no excess parachute payment. The provisions of this Subsection 9(e), including the calculations, notices and opinions provided for herein, shall be based upon the conclusive presumption that the following are reasonable: (1) the compensation and benefits provided for in Sections 2 and 3 hereof and (2) any other compensation, including but not limited to the Accrued Benefits, earned prior to the Termination Date by the Executive pursuant to the Association's compensation programs if such payments would have been made in the future in any event even though the timing of such payment is triggered by the change in Control of the Association or the Termination Date.

         10.  Other Activities. As of the Commencement Date, Executive shall
              ----------------
terminate his active partnership status with the Woods & Aitken Law Firm ("Law Firm"). The Executive shall be entitled, with or without remuneration: (i) to serve on the Board of Directors of other profit and non-profit corporations; and
(ii) to continue to perform duties as a Trustee or Personal Representative, or any other fiduciary capacity, so long as all of such duties do not unreasonably detract from the performance of duties under this Agreement.

         11.  Indemnification. In accordance with the provisions of 12 C.F.R.
              ---------------
545.121, Association shall save harmless and indemnify Executive, against any financial losses, claims, damages or liabilities arising out of any alleged negligence or other act of Executive during the term of this Agreement, provided that at the time of such loss, claim, damage or liability was sustained, Executive was acting in the discharge of duties hereunder and within the scope of his employment and such loss, claim, damage or liability did not result from the willful and wrongful act or gross negligence of Executive.

         12.      Mitigation. The Executive shall not be required to mitigate
                  ----------
the amount of any severance benefits provided for in Sections 9(a), or described in Sections 9(b)(ii) or 9(b)(iii), of this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in
Section 9(a) of this Agreement be reduced by any compensation earned by the Executive as a result of employment by another employer or by retirement benefits after the date of termination or otherwise; provided however, that the benefits described at Section 9(b)(i) and any other damages to which the Executive shall be entitled hereunder shall be subject to mitigation to the extent required by law.

         13.      No Assignments.
                  --------------

                  (a) This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party; provided, however, that the Association will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Association, by an assumption agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Association would be required to perform it if no such succession or assignment had taken place. Failure of the Association to obtain such an assumption agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle the Executive to compensation from the Association in the same amount and on the same terms as the compensation pursuant to Section 9(a) hereof. For purposes of implementing the provisions of this Section l3(a), the date on which any such succession becomes effective shall be deemed the Date of Termination.

                  (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to the Executive hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's Beneficiary.

         14.      Notice. For the purposes of this  Agreement, notices and all
                  ------
other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement (provided that all notices to the Association shall be directed to the attention of the Board of Directors of the Association with a copy to the Secretary of the Association), or to such other address as either party may have furnished to the other in writing in accordance herewith.

         15.      Amendments. No amendments or additions to this Agreement
                  ----------
shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

         16.      Paragraph Headings. The paragraph headings used in this
                  ------------------
Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

         17.      Severability. The provisions of this Agreement shall be deemed
                  ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         18.      Governing Law. This Agreement shall be governed by the laws of
                  -------------
the United States to the extent applicable and otherwise by the laws of the State of Nebraska.

         19.      Dispute Resolution.
                  ------------------

                  (a) In the event of any dispute, claim, question or disagreement arising out of or relating to this Agreement or the breach hereof, the parties hereto shall use their best efforts to settle such dispute, claim, question or disagreement. To this effect, they shall consult and negotiate with each other, in good faith, and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties.

                  (b) If they do not reach such a solution within a period of thirty (30) days, then the parties agree first to endeavor in good faith to amicably settle their dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association (the "AAA"), before resorting to arbitration.

                  (c) Thereafter, any unresolved controversy or claim arising out of or relating to this Agreement or the breach thereof, upon notice by any party to the other, shall be submitted to and finally settled by arbitration in accordance with the Commercial Arbitration Rules (the "Rules") of the AAA in effect at the time demand for arbitration is made by any such party. The parties shall mutually agree upon a single arbitrator within thirty (30) days of such demand. In the event that the parties are unable to so agree within such thirty
(30) day period, then within the following thirty (30) day period, one arbitrator shall be named by each party. A third arbitrator shall be named by the two arbitrators so chosen within ten (10) days after the appointment of the first two arbitrators. In the event that the third arbitrator is not agreed upon, he or she shall be named by the AAA. Arbitration shall occur in Lincoln, Nebraska.

                  (d) The award made by all or a majority of the panel of arbitrators shall be final and binding, and judgment may be entered based upon such award in any court of law having competent jurisdiction. The award is subject to confirmation, modification, correction or vacation only as explicitly provided in Title 9 of the United States Code. The prevailing party shall be entitled to receive an award of pre- and post-award interest as well as attorney's fees incurred in connection with the arbitration and any judicial proceedings relate thereto. The parties acknowledge that this Agreement evidences a transaction involving interstate commerce. The United States Arbitration Act and the Rules shall govern the interpretation, enforcement, and proceedings pursuant to this Section. Any provisional remedy which would be available from a court of law shall be available from the arbitrators to the parties to this Agreement pending arbitration. Either party may make an application to the arbitrators seeking injunctive relief to maintain the status quo, or may seek from a court of competent jurisdiction any interim or provisional relief that may be necessary to protect the rights and property of that party, until such times as the arbitration award is rendered or the controversy otherwise resolved.

         20.      Trade Secrets. Executive agrees not to disclose to any person
                  -------------
or entity, other than an employee of the Association or a person to whom disclosure is reasonably necessary or appropriate, any confidential information of a material nature obtained while in the employ of the Association regarding the business of the Association, including its customers, products, prices, manner of operation, without first obtaining the Association's written consent. In the event Executive breaches this Section, the Association shall be entitled, among other remedies, to injunctive relief prohibiting the Executive from disclosing such information. This Section shall survive termination of this Agreement.

         21.      Other Agreements. The parties hereto acknowledge that the
                  ----------------
terms and provisions of this Agreement shall not impact any of the rights and obligations of the parties pursuant to a Supplemental Retirement Plan Agreement of even date.

         IN WITNESS WHEREOF, the Association has caused this amended and restated Agreement to be signed and its corporate seal affixed hereto, and Executive has executed this Agreement, in duplicate, as of the date first above written.

         THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

                                                  FIRST FEDERAL SAVINGS AND LOAN
                                                  ASSOCIATION OF LINCOLN


                                                  By: /s/ L.F. Roschewski
                                                     ---------------------------
                                                     Chairman and C.E.O.


ATTEST:

/s/ Judith A. Klinkman
-------------------------
Asst. Secretary
                                                  /s/ Gilbert G. Lundstrom
                                                  ------------------------------
                                                  GILBERT G. LUNDSTROM

                     SUPPLEMENTAL RETIREMENT PLAN AGREEMENT
                     --------------------------------------

         THIS AGREEMENT, made and entered into as of this 27th day of October, 1993, by and between FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF LINCOLN, a United States corporation, with its principal office in Lincoln, Nebraska (`Association'), and GILBERT G. LUNDSTROM, an individual residing in the State of Nebraska (`Executive').

                                    RECITALS
                                    --------

         A. The Executive proposes to be employed by the Association pursuant to the terms of a separate Employment Agreement executed as of this same date. All terms defined in the Employment Agreement shall have the same meanings herein.

         B. The Association recognizes the value of the services to be performed by the Executive and wishes to encourage his continued employment.

         C. The Executive wishes to be assured that he will be entitled to a certain minimum amount of additional compensation (a) if he becomes totally disabled while in the employ of the Association; (b) for some definite period of time from and after his retirement from active service with the Association; or
(c) that his family will be entitled to such compensation from and after his death either while in the employ of the Association or after his retirement.

         D. The parties hereto wish to provide the terms and conditions upon which the Association shall pay such additional compensation to the Executive after his disability, retirement or to his designated beneficiary in event of his death.

         NOW, THEREFORE, In consideration of the premises and of the mutual promises herein contained, the parties agree as follows:

         1. Retirement. In consideration of the Executive's remaining in its
            ----------
employ until his retirement, the Association agrees that, from and after the retirement of the Executive from the active service of the Association at age sixty-five (65), or such earlier or later retirement age as may be approved by the Association, the Association shall thereafter pay the Executive an annual Supplemental Benefit (as defined herein) for a period of fifteen (15) years from and after his retirement, payable in equal monthly installments, commencing with the first day of the first month following his retirement.

         2. Supplemental Benefit. For purposes of this Agreement, `Supplemental
            --------------------
Benefit' means an amount calculated as follows: (A) the average annual compensation (excluding bonuses and incentive compensation) received by the Executive from the Association during three years of employment affording the highest such average, or during all the years of employment if less than three years; as reduced by (B) amounts paid under the Association's qualified defined benefit pension plan or any disability insurance benefits purchased by the Association; and (C) multiplying such amount by 50% to determine the benefit payable hereunder as a Supplemental Benefit.

         3. Death After Retirement. The Association further agrees that, in the
            ----------------------
event of the Executive's death after his retirement but prior to completing fifteen (15) years of monthly payments; the Association will continue to make Supplemental Benefit payments during the remainder of said fifteen (15) year period to the Executive's Beneficiary (as defined in the Employment Agreement).

         4. Disability. The Association agrees that, in the event of the total
            ----------
disability of the Executive (as defined in the Employment Agreement) while in the employ of the Association, it shall pay an annual Supplemental Benefit for up to ten (10) years, payable in equal monthly installments commencing with the first day of the first month following replacement of the Executive as provided in Section 7(a) of the Employment Agreement (i) until discontinuance of such disability and employment is fully restored to the Executive; (ii) until the Executive becomes eligible for the benefits provided at retirement hereunder which retirement benefits shall be exclusive of and in addition to any disability payments, or (iii) until death of the Executive, whichever shall first occur. For all purposes of this Agreement, the Executive shall be considered to be in the employ of the Association to receive customary fringe benefits (or service credits therefor, as the case may be) during the continuance of such disability.

         5. Death Prior to Retirement. The Association will enter into a
            -------------------------
separate Split Dollar Life Insurance Agreement and pay all premiums required thereunder, or if the Association fails to purchase or keep in force the Split Dollar policy, it shall pay an annual Supplemental Benefit for ten (10) years after death, payable as otherwise provided in Paragraph 4 hereof.

         6. Noncompetition. In consideration of the foregoing agreements of the
            --------------
Association and of the payments to be made by the Association pursuant hereto, the Executive hereby agrees that, so long as he remains in the active employ of the Association, he will devote substantially all of his time, skill, diligence and attention to the business of the Association, and will not actively engage, either directly or indirectly, in any business or other activity which is or may be deemed to be in any way competitive with or adverse to the best interests of the business of the Association.

         7. Termination. In the event that the employment of the Executive is
            -----------
terminated for any reason other than Cause (as defined), the Association agrees to fund a Separate Split Dollar policy to the point of "N Pay" and cause ownership of such policy to be transferred to the Executive or if no policy was obtained to pay to the Executive the present value of the sum of the annual Supplemental Benefits for fifteen (15) years. This payment is to be made in one lump sum on the first day of the first month after which the Executive's employment terminates. For purposes hereof, "N-PAY" means that the cash value of dividend additions within the policy, together with projected future dividends, are estimated to be sufficient to pay all remaining additional premiums required by the terms of policy; provided, however, that if the future dividends actually paid are less than the assumed dividends, the Association will be required to pay any deficiency.

         8. Other Benefits and Programs.  It is expressly understood by the
            ---------------------------
parties hereto that this Agreement relates exclusively to additional compensation for the Executive's services and any benefits payable under this Agreement shall be independent of, and in addition to, any other benefits or compensation payable under a separate Employment Agreement of even date herewith or as may hereinafter be amended from time to time. This Agreement does not involve a reduction in salary or foregoing of an increase in future salary by the Executive, nor does the Agreement in any way affect or reduce the proposed or future compensation of the Executive.

         9.  Benefits Not Funded. This Agreement represents a contractual
             -------------------
promise to pay by the Association, assuming satisfaction by Executive of the requirements herein, and that said promise to pay is not represented by notes or secured or funded in any way. If the Association, solely at its own discretion, shall acquire a life insurance or annuity contract or any other asset in connection with the liabilities assumed by it hereunder, it is expressly agreed that neither Executive nor any Beneficiary hereunder shall have any right with respect to, or claim against, such contract or other asset. Such contract or other asset shall not be held in any way as collateral security for the fulfilling of the obligations of the Association under this Agreement. Such contract or other asset shall be and remain a general, unpledged, unrestricted asset of the Association. Executive may unilaterally change the person or persons who are to receive payments hereunder following his death, including provisions for payment to a Trust or Trusts, notwithstanding any other provision hereof, by written instrument executed by him and delivered to the Association during Executive lifetime.

         10. Nonalienation of Benefits. Neither the Executive, his designated
             -------------------------
Beneficiary nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable by the Association hereunder, nor shall such amounts be subject to seizure by any creditor of any such beneficiary, by a proceeding at law or in equity, and no such benefit shall be transferable by operation of law in the event of bankruptcy, insolvency or death of the Executive, his spouse, his designated beneficiary or any other beneficiary hereunder. Any such attempted assignment or transfer shall be void and shall terminate this Agreement, and the Association shall thereupon have no further liability hereunder.

         11. Binding Effect.  This Agreement, and any amendment hereto, shall be
             --------------
binding upon and inure to the benefit of the Association, its successors and assigns, and the Executive, and his beneficiaries, heirs, executors, administrators and legal representatives.

         12. Amendments.  This Agreement may not be amended, altered or
             ----------
modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as provided herein.

         13. Notice. Any notice, consent or demand required or permitted to be
             ------
given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States mail, postage prepaid, addressed to such party's last known address as shown on the records of the Association. The date of such mailing shall be deemed the date of notice, consent or demand.

         14. Applicable Law.  This Agreement, and the rights of the parties
             --------------
hereunder, shall be governed by and construed in accordance with the laws of the state of Nebraska.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, as of the day and year first above written.

                                                FIRST FEDERAL SAVINGS AND LOAN
                                                ASSOCIATION OF LINCOLN



                                                By: /s/ Lavern F. Roschewski
                                                   ----------------------------


ATTEST:



/s/ Judith A. Klinkman
------------------------------
Asst. Secretary

                                                /s/ Gilbert G. Lundstrom
                                                -------------------------------
                                                GILBERT G. LUNDSTROM

EXCERPT FROM MINUTES
OF SEPTEMBER 26, 2001 BOARD MEETING

BD 01-9-28
WHEREAS, a formal written review of the performance of Gilbert G. Lundstrom will be prepared and a performance review conducted by the Compensation Committee in December, 2001.

WHEREAS, the Board conducted the formal discussion on the annual review of the Employment Contract for Gilbert G. Lundstrom. This review included the requirement to formally extend the contract by an additional one year at the end of the present three year term.

THEREFORE, after review and discussion of his performance, it was moved, seconded, and carried that his contract be extended as to term only for an additional one year and the other contractual provisions, including compensation, will be discussed and appropriate contract amendments, if any, addressed by the Compensation Committee before year end.

Note: Mr. Lundstrom excused himself from the meeting during the discussion, and did not vote on the motion to extend his contract.